SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2003

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Item 5. Other Information
Item 7. Exhibits
Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT 99(A)
EXHIBIT 99.(B)
EXHIBIT 99(C)
EXHIBIT 99(D)

Item 5. Other Information

Federal Energy Regulatory Commission (FERC) Investigation

In January 2003, the FERC Trial Staff, Avista Corporation (Avista Corp.) d/b/a Avista Utilities and Avista Energy filed an Agreement in Resolution with the FERC’s Chief Administrative Law Judge, which if approved would resolve the investigation that commenced in August 2002. The parties requested that the judge certify the agreement and forward it to the FERC for its final approval. In the joint motion, the FERC Trial Staff states that its investigation found no evidence that: (1) any executives or employees of Avista Utilities or Avista Energy knowingly engaged in or facilitated any improper trading strategy; (2) Avista Utilities or Avista Energy engaged in any efforts to manipulate the western energy markets during 2000 and 2001; and (3) Avista Utilities or Avista Energy withheld relevant information from the Commission’s inquiry into the western energy markets for 2000 and 2001.

On June 25, 2003, the FERC’s Chief Administrative Law Judge issued an order denying the request to certify the Agreement in Resolution and forward it to the FERC for its final approval. In the June 25, 2003 order, the FERC’s Chief Administrative Law Judge reinstated a procedural schedule that called for further testimony and hearings in the case.

On July 10, 2003, Avista Corp. and Avista Energy filed an appeal to the June 25, 2003 order. In the appeal, Avista Corp. and Avista Energy asserted that the FERC’s Chief Administrative Law Judge did not have the opportunity to consider how other orders, which were issued on June 25, 2003 by the FERC with respect to western energy markets and Enron Corporation, would impact the case. Those orders provide additional guidance with respect to improper trading activities and further validate the findings of the FERC Trial Staff’s investigation of Avista Corp. and Avista Energy. The FERC’s Chief Administrative Law Judge had 15 days to respond to the appeal.

On July 10, 2003, the FERC Trial Staff also filed a motion with the FERC’s Chief Administrative Law Judge asking for clarification and reconsideration of the June 25, 2003 order. The FERC’s Trial Staff requested that the Agreement in Resolution be certified and forwarded to the FERC for its final approval without the need for a further hearing. On July 17, 2003, Avista Corp. and Avista Energy filed an answer to this motion with the FERC, which supported the FERC Trial Staff’s position.

On July 24, 2003, the FERC’s Chief Administrative Law Judge issued an order, which granted the FERC Trial Staff’s July 10, 2003 motion for reconsideration. In the order, the FERC’s Chief Administrative Law Judge finds that there are no unresolved issues of material fact and that the record is sufficient for the FERC to make a determination on the merits of the settlement. The FERC’s Chief Administrative Law Judge has certified the Agreement in Resolution and forwarded it to the FERC for its final approval. In reaching this conclusion, the FERC’s Chief Administrative Law Judge considered the July 10, 2003 appeal by Avista Corp. and Avista Energy. However, this appeal was denied as it is considered moot in view of granting the FERC Trial Staff motion for reconsideration.

The certification states that “the Chief Judge further finds that the proposed settlement disposes of all issues set for hearing in this proceeding, that it is just, reasonable, and in the public interest.”

Avista Corp.’s press release disclosing the events of July 24, 2003 is filed as exhibit 99(a) hereto. The order of the FERC’s Chief Administrative Law Judge is filed as exhibit 99(b) hereto. The certification of the FERC’s Chief Administrative Law Judge is filed as exhibit 99(c) hereto.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to Avista Corp.’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at Avista Corp.’s Internet address is not part of this Current Report or any other report filed by Avista Corp. with the Securities and Exchange Commission.

Item 7. Exhibits

99(a)	Press release dated July 24, 2003

99(b)	Order of the FERC’s Chief Administrative Law Judge issued July 24, 2003

99(c)	Chief Judge’s Certification of Contested Settlement issued July 25, 2003

99(d)	Press release dated July 30, 2003

Item 12. Results of Operations and Financial Condition

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 30, 2003, Avista Corp. issued a press release announcing 2003 second quarter and year-to-date earnings. A copy of the press release is furnished as Exhibit 99(d).

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to Avista Corp.’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at Avista Corp.’s Internet address is not part of this Current Report or any other report filed by Avista Corp. with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION

(Registrant)

Date: July 30, 2003	/s/ Malyn K. Malquist

Malyn K. Malquist
Senior Vice President and
Chief Financial Officer